Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Hemispherx Biopharma, Inc.
Philadelphia, Pennsylvania

We consent to the incorporation by reference in Registration Statement (No. 333-129811) on Form S-8 of Hemispherx Biopharma, Inc. and Subsidiaries of our reports dated March 19, 2007 relating to our audit of the consolidated financial statements and the financial statement schedule and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Hemispherx Biopharma, Inc. for the year ended December 31, 2006.

/s/ McGladrey & Pullen LLP

Blue Bell, Pennsylvania
March 19, 2007